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[Letterhead of Credit Suisse/First Boston]



September 30, 2003



American Business Financial Services, INC
111 Presidential Blvd., Suite 127
Bala Cynwyd, Pennsylvania  19004
Attention:  Joseph Kuriger
Fax:  (215) 940-3299

Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC") is pleased to confirm your sale and our purchase of the Loans pursuant to the Master Repurchase Agreement dated as of November 16, 2001, as amended by Amendment Number One, dated as of November 13, 2002 and by Waiver and Amendment Number Two as of August 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

                  Confirmation Date:                          09/30/03

                  Number of Loans:                            413

                  Purchase Price                              $38,248,110.01

                  Increase in Advance                         $0.00

                  Pricing Rate:                               83.2744761%

                  Purchased Date:                             09/30/03

                  Repurchase Date:                            10/10/03

Except for the extension of the Repurchase Date set for herein, all of the provisions of the Agreement remain in full force and effect and none of our rights thereunder will be deemed waived by virtue of this agreement. Please confirm your agreement with the above by signing below and returning to the undersigned at Fax: (212) 325-0873.

                                    Sincerely,

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC


/s/ Mark Lengel
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Mark Lengel
Vice President


Acknowledged:

/s/ Joseph T. Kuriger
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Name:  Joseph T. Kuriger

Title: Vice President